UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  FEBRUARY 25, 2003



                           PAN ASIA COMMUNICATIONS CORP.
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)



                 Nevada                   0-25553             88-0419476
  ---------------------------------     ------------     -------------------
    (State or other jurisdiction        (Commission        (IRS Employer
  of incorporation or organization)     File Number)     Identification No.)



         Suite 1001, 1166 Alberni Street                     V6E 3Z3
       Vancouver, British Columbia, Canada
     ----------------------------------------               ----------
     (Address of principal executive offices)               (Zip Code)



             Issuer's telephone number                    (604) 648-2090
               (including area code)                      --------------



    ------------------------------------------              ----------
     (Former name, former address and former                (Zip Code)
    fiscal year, if changed since last report)


Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and
(2) has been subject to such filing requirements for the past 90 days.

Yes [X]     No [ ]

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

No events to report.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

No events to report.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

No events to report.

ITEM 4.  CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

No events to report.

ITEM 5.  OTHER EVENTS

The Company has issued a Prospectus as part of a Registration Statement which registers an aggregage 1,500,000 shares of common stock at $0.01 par value. In February 2003, the Company entered into a Consulting Agreement(s) and shares have been issued as part of that Agreement to the following parties: (1) Murray Duncan - 100,000 shares; (2) Bob Glandon - 300,000 shares; (3) Ashley V. Redmond
- 500,000 shares; (4) George Stoyanovski - 250,000 shares; and (5) Zoltan Vass - 350,000 shares.

ITEM 6.  RESIGNATION OF REGISTRANTS DIRECTOR

No events to report.

ITEM 7.  FINANCIAL STATEMENTS

No events to report.

ITEM 8.  CHANGE IN FISCAL YEAR

No events to report.

Exhibits:
---------
     1. Minutes of a Meeting of the Board of Directors of the Company held on February 25, 2003.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


PAN ASIA COMMUNICATIONS CORP.

/s/ Mark Glusing
---------------------------------------
Mark Glusing, President

February 25, 2003
---------------------------------------
Date